Exhibit s

POWERS OF ATTORNEY

Exhibit s.

POWER OF ATTORNEY

The undersigned, Agustín Cabrer, Carlos Nido, Luis M. Pellot, and Clotilde Pérez, Directors of Puerto Rico GNMA & US Government Target Maturity Fund, Inc. (the “Fund”), hereby authorize Liana Loyola, Carlos V. Ubiñas, Leslie Highley, William Rivera, Javier Rodríguez, Cary Alsina, Heydi Cuadrado, and Gustavo Romañach, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-2, filed for the Fund or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Fund or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 25th day of February, 2021.

Signature	Title

/S/ AGUSTÍN CABRER	Director
Agustín Cabrer

/S/ CARLOS NIDO	Director
Carlos Nido

/S/ LUIS M. PELLOT	Director
Luis M. Pellot

/S/ CLOTILDE PÉREZ	Director
Clotilde Pérez